Exhibit 99.1

Grapevine, Texas – January 11, 2008 – American Locker Group Incorporated (OTC: ALGI.PK) ( “American Locker” or the “Company”) announced today that Edward F. Ruttenberg, the Company’s Chairman, Chief Executive Officer, Chief Operating Officer and President has notified that Company that, effective January 31, 2008, he will retire as an officer of the Company.  Mr. Ruttenberg will continue to serve as a Director of the Company. In addition, he has also agreed to enter into a short-term consulting arrangement with the Company.

Mr. Ruttenberg stated that his retirement would allow him to focus on other business interests that require an increasing percentage of his time but that his continuing role as a Director of the Company and as a consultant, would allow him to continue to contribute to the Company’s future.

Mr. Ruttenberg stated that, “During the last two years, we have made substantial progress at the Company: we have relocated to our Grapevine, Texas headquarters; we have implemented new financial and accounting controls and lean manufacturing processes; we have established a new credit facility; and we have completed our annual audits and made substantial progress towards becoming current in our securities filings.  Given these achievements, and the fact that I have other business interests that require my more active involvement, I believe it is time for me to relinquish day-to-day operating responsibility at the Company.”

In connection with this announcement, the Company announced that John Harris, who is currently a director of the Company, had been appointed as non-executive Chairman of the Board, Allen D. Tilley, who is also a director of the Company, had been appointed as Chief Executive Officer and Paul Zaidins, who is Chief Financial Officer of the Company, had been appointed as President and

Chief Operating Officer of the Company. Mr. Zaidins will continue to perform his duties as Chief Financial Officer.

As President and Chief Operating Officer, Mr. Zaidins will have day-to-day operating responsibility for the Company.  Prior to joining the Company in 2006, Mr. Zaidins was Managing Director of Lane-Link Group, an investment banking firm.

John Harris, the newly appointed non-executive Chairman of the Board, stated, “Paul Zaidins is the ideal person to lead American Locker Group at this time. His seasoned business judgment and strong financial background will enable him to lead the Company effectively as it seeks to expand its product offerings and market penetration while managing costs. The Company is fortunate to have a member of its existing management team who is so well-versed in the challenges facing the Company and in the Company’s core strengths, and who can step into this important leadership role without delay.”

Mr. Harris added, “The Company and its stockholders have benefited greatly from the wisdom and judgment of Ed Ruttenberg, during his tenure as President and Chief Executive Officer. We wish him great success and are grateful that he has agreed to continue to serve as a Director.”

About American Locker Group Incorporated

American Locker is the world’s premier supplier of secure storage lockers under the American Locker Security Systems and Canadian Locker brands.  American Locker’s systems range from classic coin-operated lockers to computer/electronic-controlled distribution systems to employee and personal lockers. American Locker is known for its iconic orange keys and is viewed as the industry standard for secure storage.  Its Security Manufacturing Corporation subsidiary is a leading provider of commercial mailboxes through a national distribution network.  Security Manufacturing offers a complete line of U.S. Postal Service approved mailboxes including horizontal and vertical apartment mailboxes, plus private delivery styles for the private sector and universities

Further information about American Locker and its subsidiaries is available at
www.americanlocker.com, www.securitymanufacturing.com and
www.canadianlocker.com .

Contacts:

American Locker Group Incorporated

Edward Ruttenberg, Chairman and CEO, (817) 329-1600

In the interests of providing Company shareholders and potential investors with information regarding the Company, including the Company’s assessment of its and its subsidiaries’ future plans and operations, certain statements included in this press release may constitute forward-looking information or forward-looking statements (collectively, “forward-looking statements”). All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate” and similar expressions are generally intended to identify forward-looking statements. Actual events or results may differ materially.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievement since such expectations are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies.  Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company and the foregoing list of important factors is not exhaustive. These forward-looking statements made as of the date hereof disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or results or otherwise.  Company shareholders and potential investors should carefully consider the information contained in the Company’s filings with United States securities administrators at www.sec.gov before making investment decisions with regard to the Company.